UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 14, 2019

Date of Report (Date of Earliest Event Reported)

WISEMAN GLOBAL LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-228130	32-0576335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1308#39, Renmin 4th Road, Danshui Town,

Huizhou City, 516200 Guangdong, China

(+86) 755 8489 9169

(Address & telephone number of principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2019, the Company appointed Yang Lin, as a director to serve on the Company’s board of directors (the “Board”).

The biograph for the new director of the Company is set forth below:

YANG LIN serves as a Director in the Company. Ms. Yang earned her Bachelor Degree in General Management from Peoples’ Friendship University of Russia in Moscow, Russia. From January 2007 to April 2009, Ms. Yang worked as general manager in Dongguan Yangguangmei Industrial Co. Ltd., which engage in food and beverage and e-commerce industries. From April 2009 to June 2015, Ms.Yang worked as general manager in Shenzhen Yingtai Co. Ltd., which involves in guarantor business. From July 2015 to March 2019, Ms.Yang worked as general manager in Shenzhen Zhihuizhe Technology Group Co. Ltd., a household appliance company. Ms.Yang brings to the Board valuable experience from her previous senior management roles at the relevant and other companies, which assists the Board on marketing strategy, sale planning and exploring new market opportunities.

Ms. Yang’s strong academic background and business experience as well as her qualification has led the Board of Director to reach the conclusion that she should serve as a Director of the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WISEMAN GLOBAL LIMITED
(Name of Registrant)

Date: October 18, 2019

	By:	/s/ Lai Jinpeng
	Name:	Lai Jinpeng
	Title:	Chief Executive Officer, President, Secretary, Treasurer, Director
(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)